EXHIBIT A: Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.001 per share, of VanceInfo Technologies Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2008.

Chris Shuning Chen	By:	/s/ Chris Shuning Chen
Chris Shuning Chen

Button Software Ltd,	By:	/s/ Chris Shuning Chen
	Name:	Chris Shuning Chen
	Title:	Director

TAIRON INVESTMENT LIMITED	By:	/s/ Chris Shuning Chen
	Name:	Chris Shuning Chen
	Title:	Director

Altivo Investments Limited	By:	/s/ Serene Lim and Sophia Lee
Name:
	Title:	Authorized Signatory

ALTIVO TRUST	By:	/s/ Serene Lim and Sophia Lee
Name:
	Title:	Authorized Signatory

Credit Suisse Trust Limited	By:	/s/ Serene Lim and Sophia Lee
Name:
	Title:	Authorized Signatory